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                                                       Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of En Pointe Technologies, Inc. on form S-8 of our report dated November 15, 1996, on our audits of the financial statements and financial statement schedule of En Pointe Technologies, Inc. as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996, which report is included in the Company's Annual Report on Form 10-K.

                                      COOPERS & LYBRAND L.L.P.

Los Angeles, California
August 7, 1997